                                                                    Exhibit 99.1

                            VINEYARD NATIONAL BANCORP

                                  PRESS RELEASE

  VINEYARD NATIONAL BANCORP REPORTS RECORD QUARTERLY EARNINGS OF $2.3 MILLION,
    WITH ASSETS EXCEEDING $775 MILLION; INCREASES EARNINGS ESTIMATE FOR 2003


Rancho Cucamonga, CA. (October 8, 2003) -- Vineyard National Bancorp (NASDAQ:VNBC), and its operating subsidiary Vineyard Bank, today reported record net earnings for the quarter ended September 30, 2003 of $2.3 million, or $0.67 per diluted share, compared with net earnings of $0.8 million, or $0.33 per diluted share, for the same quarter ended in 2002. The growth in earnings of $1.5 million represented an increase of 186% over the comparable period last year. Diluted net earnings per share increased 103%, which produced a return on average common equity of approximately 48% for the period.

For the nine months ended September 30, 2003, the Company reported record net earnings of $5.4 million, or $1.64 per diluted share, compared with net earnings of $1.9 million, or $0.75 per diluted share, for the same period in 2002. The growth in earnings of $3.5 million represented an increase of 182% over the comparable period last year. Net earnings for the first nine months of 2003 exceeded the Company's net earnings for the entire year of 2002 by more than $2.3 million. Diluted net earnings per share increased 119% for the nine month period ended September 30, 2003 over the comparable period in 2002, which produced a return on average common equity of approximately 37% for the period.

All diluted earnings per share amounts have been adjusted to reflect the Company's 5% stock dividend paid in January 2003, stock option grants and warrants outstanding to acquire its shares, in addition to the quarterly dividends paid on the Series A preferred stock issued in December 2002.

Together with the first quarter 2003 earnings release, management of the Company had originally established an earnings estimate for the year ending December 31, 2003 with a range of $1.65 to $1.80 per diluted share. With the results of the third quarter now complete, and the continued implementation of the Company's strategic plan further underway, management has increased its estimate for 2003 earnings to a range of $2.20 to $2.30 per diluted share, an increase of approximately 95% to 105% over 2002's earnings of $1.12 per diluted share.

For the nine months ended September 30, 2003, the Company's net interest income before its provision for loan losses increased by $8.8 million, or 90%, as compared to the same period in 2002. Other operating income for the first nine months of 2003 increased by $1.7 million, or

68%, as compared to the same period in 2002. Total net revenues (net interest income and other operating income) for the first nine months of 2003 increased by $10.5 million, or 85%, as compared to the same period in 2002.

Total assets increased by $393.7 million, or 102%, to $779.0 million at September 30, 2003 over year-end 2002 results. The Company's growth in its loan portfolio produced an increase of $235.4 million or 93% for the nine months of 2003, bringing gross loans outstanding to $488.7 million at September 30, 2003 as compared to $253.3 million at December 31, 2002.

During the latter half of 2002, the Company introduced and expanded several lines of its businesses. The first nine months of 2003 represented significant contributions from all of the Company's specialty groups. Approximately one-third of the Company's loan portfolio growth originated from the SFR entry-level tract construction lending program, with the balance of growth distributed among the remaining product lines.

During the first nine months of 2003, the Company augmented its liquidity position by increasing its investment portfolio to $245.9 million, a $158.3 million increase over the level at December 31, 2002. The increase in the Company's investment portfolio consisted primarily of purchases of mortgage-backed securities, which provide a significant level of cash flow and liquidity. The Company's investment portfolio is available for sale in order to support the growing lending programs while generating additional interest income. The increase in market interest rates during the third quarter of 2003 impacted the market value of the Company's investment portfolio, which is generally medium-term in duration of its anticipated asset life.

Total deposits increased by $248.4 million, or 86%, to $535.9 million at September 30, 2003, as compared to $287.5 million of deposits at December 31, 2002. The Company views each of its eight community banking centers as a specialty business within itself. With the conversion of the Manhattan Beach loan production office into its ninth full service branch location in early September, the Company will expand its deposit gathering reach to include the South Bay region of Los Angeles County. The Company's cost of funds of approximately 1.9% remains consistent with the levels experienced over the past two and one-half years while it has increased its total deposit base by approximately 430% to its levels of today.

In order to support the implementation of its strategic plan, the Company issued $28.8 million of 5.6% Series B convertible preferred stock in September 2003, with net proceeds of approximately $26.5 million. Based on a conversion price of $34.88, the holders of these instruments may convert into common stock of the Company which would increase its shares of common stock outstanding by approximately 825,000. The impact to the existing shareholder base would be a dilution to its earnings per share by approximately 28%, with an accretion to the Company's net book value per share by approximately 50%. The issuance of this Tier 1 qualifying capital at the holding company allowed the Company to also complete an additional issuance of $10 million of preferred trust debentures, with a subsequent contribution of $25 million of additional capital into its operating subsidiary, Vineyard Bank.

"With our just completed capital offerings, we are better positioned to continue our efforts in building a unique community bank fashioned around relationship banking. We continue to invest heavily in people rather than through the acquisition of entities, which has allowed Vineyard to grow so quickly and profitably while remaining flexible and creative," stated Norman Morales, President and Chief Executive Officer.

Total operating expenses for the first nine months of 2003 increased by $3.5 million, or 44%, over the same period in 2002. The increase principally consisted of personnel, occupancy and marketing costs. Salaries and benefits represent the largest category, with $5.9 million in expenses as compared to total operating expenses of $11.4 million, or 52% of the total amount, for the first nine months of 2003. The Company's efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 50% for the nine months ended September 30, 2003 as compared with 64% for the same period in 2002.

The Company's continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $2.2 million for the first nine months of 2003, compared to a provision of $1.1 million for the same period in 2002. Consequently, the allowance for possible loan losses increased to $6.0 million, or 1.23% of gross loans outstanding at September 30, 2003. Asset quality remains strong, with the Company reporting $0.1 million in non-performing loans, and only nominal charge-offs through September 30, 2003.

The Company recorded an income tax provision for the first nine months of 2003 in the amount of $3.7 million, as compared with $1.3 million for the same period in 2002. The Company's effective tax rate was 41.0% for the nine months ended June 30, 2003.

Vineyard Bank continues to be "well-capitalized" pursuant to the guidelines established by regulatory agencies. To be considered "well-capitalized" an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater. Vineyard Bank's total risk-based and leverage capital ratios were approximately 15% and 11% at September 30, 2003, respectively. Vineyard Bank's total Tier 1 capital was $77.6 million at September 30, 2003.

As a continuing component to its Shareholders' Relations Program, the Company has prepared an expanded presentation describing its operating performance and strategies. The presentation may be accessed at www.vineyardbank.com.

Vineyard National Bancorp operates Vineyard Bank, a community bank located in the Inland Empire region of Southern California. Vineyard Bank operates nine full-service branches located in Rancho Cucamonga, Blue Jay, Chino, Corona, Crestline, Diamond Bar, Irwindale, La Verne and Manhattan Beach, in addition to loan production offices in San Diego, Beverly Hills, and Irvine. Shares of the Company's common stock are traded on the NASDAQ National Market System under the ticker symbol VNBC, and shares of its preferred stock are traded on the American Stock Exchange under the ticker symbol VLP PrB.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices
9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 581-1668
Fax: (909) 945-2975 Email address: shareholderinfo@vineyardbank.com

                            VINEYARD NATIONAL BANCORP
                           CONSOLIDATED BALANCE SHEETS
                (dollars in thousands, except per share amounts)


                                                       Sept. 30,        December 31,
                                                          2003              2002           $ Change             % Change
                                                      -----------        ---------         ---------            --------
                                                      (unaudited)        (audited)
Assets
  Federal funds sold                                   $      --         $  15,829         $ (15,829)              N/A
  Investment securities available-for-sale               245,879            87,553           158,326               181%

  Loans                                                  488,694           253,251           235,443                93%
    Less allowance for loan losses                        (6,002)           (3,003)           (2,999)              100%
                                                       ---------         ---------         ---------               ---
    Net loans                                            482,692           250,248           232,444                93%
                                                       ---------         ---------         ---------               ---
     Total Earnings Assets                               728,571           353,630           374,941               106%

Cash and due from banks                                   19,199            17,533             1,666                10%
Premises and equipment, net                                7,885             5,600             2,285                41%
Other real estate owned, net                                  --                --
Other assets                                              23,322             8,539            14,783               173%
                                                       ---------         ---------         ---------               ---
     Total Assets                                      $ 778,977         $ 385,302         $ 393,675               102%
                                                       =========         =========         =========               ===

Liabilities and Stockholders' Equity

Liabilities
  Deposits
    Noninterest-bearing                                $  90,291         $  61,906         $  28,385                46%
    Interest-bearing                                     445,619           225,606           220,013                98%
                                                       ---------         ---------         ---------               ---
     Total Deposits                                      535,910           287,512           248,398                86%

Federal Home Loan Bank advances                          155,000            45,000           110,000               244%
Other borrowings                                           2,200             5,000            (2,800)              -56%
Subordinated debentures                                    5,000             5,000                --                 0%
Company obligated preferred trust debentures              27,000            17,000            10,000                59%
Other liabilities                                          3,962             5,832            (1,870)              -32%
                                                       ---------         ---------         ---------               ---
     Total Liabilities                                   729,072           365,344           363,728               100%

Stockholders' Equity
  Series A perpetual preferred stock                       2,450             2,450                --                 0%
  5.6% Series B convertible preferred stock               26,549                --            26,549               100%
  Common stock equity                                     24,605            17,399             7,206                41%
  Cumulative other comprehensive (loss) gain              (3,699)              109            (3,808)              N/A
                                                       ---------         ---------         ---------               ---
     Total Stockholders' Equity                           49,905            19,958            29,947               150%
                                                       ---------         ---------         ---------               ---
     Total Liabilities and Stockholders' Equity       $  778,977        $  385,302         $ 393,675               102%
                                                      ==========        ==========         =========               ===
Number of Shares of Common Stock Outstanding           2,983,040         2,849,680
Number of Shares of Common Stock,
   assuming conversion of Series B preferred stock     3,807,295               N/A

Net Book Value of Common Stock, Basic                 $     7.01        $     6.14
Net Book Value of Common Stock,

   excluding other comprehensive (loss) gain          $     8.25        $     6.11
Net Book Value of Common Stock, Basic,

   assuming conversion of Series B preferred stock    $    12.46               N/A

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                            VINEYARD NATIONAL BANCORP
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (unaudited)
                (dollars in thousands, except per share amounts)

                                                         Three Months Ended Sept. 30,
                                                         ----------------------------
                                                             2003            2002         $ Change         % Change
                                                           -------         -------        --------         --------
Interest Income
  Loans, including fees                                    $ 8,587         $ 4,816         $ 3,771              78%
  Investment securities and Federal funds sold               2,405             710           1,695             239%
                                                           -------         -------         -------             ---
     Total Interest Income                                  10,992           5,526           5,466              99%

Interest Expense
  Deposits                                                   2,277           1,180           1,097              93%
  Other borrowings                                             787             374             413             110%
                                                           -------         -------         -------             ---
     Total Interest Expense                                  3,064           1,554           1,510              97%

Net Interest Income                                          7,928           3,972           3,956             100%
  Provision for loan losses                                    460             610            (150)           -25%
                                                           -------         -------         -------             ---
Net interest income after provision for loan losses          7,468           3,362           4,106             122%

Other operating income                                         950           1,339            (389)           -29%
                                                           -------         -------         -------             ---
Gross Operating Income                                       8,418           4,701           3,717              79%

Operating Expenses
  Salaries and benefits                                      2,404           1,418             986              70%
  Occupancy and equipment                                      756             447             309              69%
  Other operating expenses                                   1,345           1,444             (99)            -7%
                                                           -------         -------         -------             ---
    Total Operating Expenses                                 4,505           3,309           1,196              36%

Earnings before income taxes                                 3,913           1,392           2,521             181%
Income tax provision                                         1,605             584           1,021             175%
                                                           -------         -------         -------             ---
  Net Earnings                                             $ 2,308         $   808         $ 1,500             186%
                                                           =======         =======         =======             ===
Basic earnings per common share                            $  0.74         $  0.36         $  0.38             106%
Diluted earnings per common share                          $  0.67         $  0.33         $  0.34             103%

Efficiency Ratio                                                51%             62%

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                            VINEYARD NATIONAL BANCORP
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (unaudited)
                (dollars in thousands, except per share amounts)

                                                         Nine Months Ended Sept. 30,
                                                         ---------------------------
                                                             2003            2002         $ Change          % Change
                                                           -------         -------        --------          --------
Interest Income
  Loans, including fees                                    $20,645         $11,932         $ 8,713             73%
  Investment securities and Federal funds sold               5,628           1,834           3,794            207%
                                                           -------         -------         -------             --
     Total Interest Income                                  26,273          13,766          12,507             91%

Interest Expense
  Deposits                                                   5,671           2,995           2,676             89%
  Other borrowings                                           2,114           1,038           1,076            104%
                                                           -------         -------         -------             --
     Total Interest Expense                                  7,785           4,033           3,752             93%

Net Interest Income                                         18,488           9,733           8,755             90%
  Provision for loan losses                                  2,210           1,145           1,065             93%
                                                           -------         -------         -------             --
Net interest income after provision for loan losses         16,278           8,588           7,690             90%

Other operating income                                       4,263           2,540           1,723             68%
                                                           -------         -------         -------             --
Gross Operating Income                                      20,541          11,128           9,413             85%

Operating Expenses
  Salaries and benefits                                      5,902           3,693           2,209             60%
  Occupancy and equipment                                    1,755           1,196             559             47%
  Other operating expenses                                   3,743           3,013             730             24%
                                                           -------         -------         -------             --
    Total Operating Expenses                                11,400           7,902           3,498             44%

Earnings before income taxes                                 9,141           3,226           5,915            183%
Income tax provision                                         3,744           1,310           2,434            186%
                                                           -------         -------         -------             --
  Net Earnings                                             $ 5,397         $ 1,916         $ 3,481            182%
                                                           =======         =======         =======            ===

Basic earnings per common share                            $  1.81         $  0.92         $  0.89             97%
Diluted earnings per common share                          $  1.64         $  0.75         $  0.89            119%

Efficiency Ratio                                                50%             64%